As filed with the Securities and Exchange Commission on May 19, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	75-2702753
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

777 Hidden Ridge

Irving, Texas 75038

(972) 444-9001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Mark H. Kleinman

Executive Vice President and General Counsel

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

(972) 444-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Kimball

Vinson & Elkins LLP

3900 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	21,187,500	$153.57	$3,253,764,375.00	$354,985.70

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on May 13, 2021.

PROSPECTUS

Pioneer Natural Resources Company

Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 21,187,500 shares (the “offered shares”) of common stock, par value $0.01 per share (“common stock”), of Pioneer Natural Resources Company, from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of the offered shares.

The Selling Stockholders may offer and sell the offered shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Stockholders may sell the offered shares will be determined by the prevailing market for the offered securities or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of the offered shares. Our registration of the offered shares does not mean that the Selling Stockholders will offer or sell any shares of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.”

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC using a “shelf” registration process (the “Registration Statement”). Under this shelf registration process, the Selling Stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares of our common stock the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of our common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. Prospectus supplements may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Information That We Incorporate by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any Selling Stockholder has authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Each Selling Stockholder is offering to sell the common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the common stock.

In this prospectus, “Pioneer,” “we,” “us,” “our” and the “company” each refers to Pioneer Natural Resources Company and its consolidated subsidiaries, unless the context indicates otherwise.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference contain or may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. The forward-looking statements speak only as of the date made, and we undertake no obligation to update such forward-looking statements. These forward-looking statements may be identified by the use of the words “believe,” “plan,” “expect,” “anticipate,” “forecast,” “intend,” “continue,” “may,” “will,” “could,” “should,” “contemplate,” “would,” “future,” “potential,” “estimate” and similar expressions that contemplate future events. These statements appear in a number of places in this prospectus and in documents we incorporate by reference. All statements other than statements of historical fact included or incorporated in this prospectus, including statements regarding our expected financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements.

Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in our periodic and current reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Forward-looking statements are subject to risks and uncertainties and include information concerning general economic and global conditions; possible or assumed future results of operations; estimates of oil and gas production; proved reserves and certain operating and financial results; drilling plans; future cash flows; anticipated capital expenditures; the level of future expenditures for environmental costs; and the strategies, plans and objectives of management.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as may be amended or supplemented by our quarterly reports on Form 10-Q, which are incorporated herein by reference, and any other risk factors that may be described in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, before making an investment decision. See “Information That We Incorporate by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains the reports, proxy statements and other information that we file electronically with the SEC. Our reports, proxy statements and other information are also available through our Internet site at www.pxd.com. The information contained in our website is not part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “PXD.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INFORMATION THAT WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below, which we have filed with the SEC under the Exchange Act:

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 1997, as amended by our Registration Statement on Form 8-A/A filed on August 8, 1997, our Current Report on Form 8-K filed with the SEC on September 16, 2013, Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any other amendments or reports filed with the SEC for the purpose of updating such description;

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January  12, 2021, January  13, 2021, January  29, 2021, February  9, 2021, February  24, 2021, April  2, 2021, May  4, 2021 (Items 1.01, 2.01, 3.02 and 9.01), May  7, 2021, May  10, 2021, May  12, 2021 and May 18, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed furnished and not filed) after the date of this prospectus until the offering of our common stock terminates or we have filed with the SEC an amendment to the Registration Statement relating to this offering that deregisters all common stock then remaining unsold.

You may request a copy of any of these filings, other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by telephoning or writing us at the following address:

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Attention: Investor Relations

Telephone: (972) 444-9001

PIONEER

We are a Delaware corporation whose common stock is listed and traded on the New York Stock Exchange. We are a large independent oil and gas exploration and production company that explores for, develops and produces oil, natural gas liquids and gas within the United States, with operations in the Permian Basin in West Texas.

Our executive offices are located at 777 Hidden Ridge, Irving, Texas 75038, telephone number: (972) 444-9001. We also maintain an office in Midland, Texas, and field offices in our areas of operation.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the offered shares by the Selling Stockholders. All shares of common stock offered by this prospectus are being registered for the account of the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 21,187,500 shares of our common stock, all of which were issued by us to designees of the Seller (as defined below) as part of the purchase price in our acquisition of all of the outstanding membership interests in Double Eagle III Midco 1 LLC (“Double Eagle”) from Double Eagle III Midco 2, LLC (the “Seller”), an indirect wholly owned subsidiary of DoublePoint Energy, LLC. On May 4, 2021, pursuant to the terms of a Membership Interest Purchase Agreement dated April 1, 2021 (as amended to date, the “Double Eagle Agreement”), the Seller sold to us all of the outstanding membership interests of Double Eagle for approximately $1.0 billion in cash, subject to customary adjustments, and 27,187,500 shares of our common stock (the “Transaction”). The Selling Stockholders are the direct and indirect recipients of the share consideration issued at closing of the Transaction.

In connection with the closing of the Transaction, we and the Selling Stockholders entered into a registration rights agreement, dated as of May 4, 2021 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Selling Stockholders have certain demand registration rights as well as certain piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or other stockholders of the Company.

We have prepared the following table based on information given to us by, or on behalf of, the Selling Stockholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock held by the Selling Stockholders as of May 19, 2021. We have not independently verified this information. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any Selling Stockholder and the number of shares registered on its behalf. For purposes of the table below, we assume that the Selling Stockholders will sell all of their shares of common stock covered by this prospectus.

To our knowledge, except as may be disclosed in a prospectus supplement, the Selling Stockholders do not have and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, except that the Selling Stockholders may have or may have had commercial arrangements with us in the ordinary course of business. To our knowledge, except as may be disclosed in a prospectus supplement, the Selling Stockholders are not broker-dealers.

The percentage of common stock owned by the Selling Stockholders, both before and after the offering, is based on 243,952,405 shares of common stock outstanding as of May 17, 2021. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
	Number of Shares	Percent of Outstanding Shares	Number of Shares Being Offered(1)	Number of Shares(1)	Percent of Outstanding Shares(1)
Selling Stockholders

ANRP II Double Eagle Energy Holdings III, L.P. (2)	3,259,533	1.3%	3,259,533	—	—
AP VIII Double Eagle Energy Holdings III, L.P. (3)	3,259,534	1.3%	3,259,534	—	—
B-FPP Subsidiary, LLC (4)	1,290,954	*	1,290,954	—	—

Cody C. Campbell Family Limited Partnership (5)	1,327,880	*	1,317,674	10,206	*
FP Permian Holdings Subsidiary, LLC (6)	289,174	*	289,174	—	—
John A. Sellers Family Limited Partnership (7)	1,317,674	*	1,317,674	—	—

MTP Energy Opportunities Fund II LLC (8)	910,509	*	910,509	—	—
MTP EOF II IP LLC (9)	161,940	*	161,940	—	—

NorthPoint Energy Subsidiary, LLC (10)	172,127	*	172,127	—	—
Q-FPP (VII) Subsidiary, LLC (11)	6,970,752	2.9%	6,970,752	—	—

Other Stockholders (12)	2,254,743	*	2,237,629	17,114	*

*	Less than 1%.
(1)

Assumes that the Selling Stockholders (i) will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus and (ii) do not acquire beneficial ownership of any additional shares of our common stock.

(2)

Includes 287,426 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. ANRP II Double Eagle Holdings III, L.P. is a Delaware limited partnership. Its general partner is Apollo ANRP Advisors II (APO DC), L.P., a Cayman Islands limited partnership. Apollo ANRP Advisors II (APO DC), L.P.’s general partner is Apollo ANRP Advisors II (APO DC-GP), LLC, a Delaware limited liability company. Apollo ANRP Advisors II (APO DC-GP), LLC’s sole member is APH Holdings (DC), L.P., a Cayman Islands limited partnership. APH Holdings (DC), L.P.’s general partner is Apollo Principal Holdings IV GP, Ltd., a Cayman Islands limited company. Scott Kleinman, Joshua Harris, Marc Rowan and James Zelter are the directors of Apollo Principal Holdings IV GP, Ltd. The business address of ANRP II Double Eagle Energy Holdings III, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577.

(3)

Includes 287,426 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. AP VIII Double Eagle Holdings III, L.P. is a Delaware limited partnership. Its general partner is Apollo Advisors VIII (APO DC), L.P., a Cayman Islands limited partnership. Apollo Advisors VIII (APO DC), L.P.’s general partner is Apollo Advisors VIII (APO DC-GP), LLC, a Delaware limited liability company. Apollo Advisors VIII (APO DC-GP), LLC’s sole member is APH Holdings (DC), L.P., a Cayman Islands limited partnership. APH Holdings (DC), L.P.’s general partner is Apollo Principal Holdings IV GP, Ltd., a Cayman Islands limited company. Scott Kleinman, Joshua Harris, Marc Rowan and James Zelter are the directors of Apollo Principal Holdings IV GP, Ltd. The business address of AP VIII Double Eagle Energy Holdings III, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577.

(4)	Includes 89,031 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock

Transfer & Trust Company. GSO FPP Holdings LP is the manager of B-FPP Subsidiary, LLC. The general partner of GSO FPP Holdings LP is GSO FPP Associates LLC. The sole member of GSO FPP Associates LLC is GSO Holdings I L.L.C. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by GSO FPP Associates LLC. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The business address of B-FPP Subsidiary, LLC is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.
(5)

Includes 122,111 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. Cody C. Campbell, LLC is the General Partner of Cody C. Campbell Family Limited Partnership and therefore may be deemed to beneficially own the securities held by Cody C. Campbell Family Limited Partnership. Cody C. Campbell and Tara M. Campbell have voting or investment control over the shares held by Cody C. Campbell Family Limited Partnership. The business address of Cody C. Campbell Family Limited Partnership is 3724 Hulen St., Fort Worth, Texas 76107.

(6)

Includes 19,943 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. FP Permian Holdings, LLC is the managing member of FP Permian Holdings Subsidiary, LLC and therefore may be deemed to beneficially own the securities held by FP Permian Holdings Subsidiary, LLC. George H. Solich has voting or investment control over the shares held by FP Permian Holdings Subsidiary, LLC. The business address of FP Permian Holdings Subsidiary, LLC is 100 St. Paul Street, Suite 400, Denver, Colorado 80206.

(7)

Includes 122,111 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. John A. Sellers LLC is the general partner of John A. Sellers Family Limited Partnership and therefore may be deemed to beneficially own the securities held by John A. Sellers Family Limited Partnership. John A Sellers, the Co-Chief Executive Officer of Double Eagle Energy Holdings III LLC, and Tracy C. Sellers have voting or investment control over the shares held by John A. Sellers Family Limited Partnership. The business address of John A. Sellers Family Limited Partnership is 3724 Hulen St., Fort Worth, Texas 76107.

(8)

Includes 81,342 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. MTP Energy Management LLC manages MTP Energy Opportunities Fund II LLC and therefore may be deemed to beneficially own the securities held by MTP Energy Opportunities Fund II LLC. Alec N. Litowitz has voting or investment control over the shares held by MTP Energy Opportunities Fund II LLC. The business address of MTP Energy Opportunities Fund II LLC is Heritage Plaza, 1111 Bagby Street, Suite 2000, Houston, Texas 77002.

(9)

Includes 14,467 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. MTP Energy Management LLC manages MTP EOF II IP LLC and therefore may be deemed to beneficially own the securities held by MTP EOF II IP LLC. Alec N. Litowitz has voting or investment control over the shares held by MTP EOF II IP LLC. The business address of MTP EOF II IP LLC is Heritage Plaza, 1111 Bagby Street, Suite 2000, Houston, Texas 77002.

(10)

Includes 11,871 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. NorthPoint Energy LLC is the managing member of NorthPoint Energy Subsidiary, LLC and therefore may be deemed to beneficially own the securities held by NorthPoint Energy Subsidiary, LLC. George H. Solich has voting or investment power over the shares held by NorthPoint Energy Subsidiary, LLC. The business address of NorthPoint Energy Subsidiary, LLC is 100 St. Paul Street, Suite 400, Denver, Colorado 80206.

(11)

Includes 629,155 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company. Q-FPP (VII) Investment Partners, LLC (“Q-FPP”), a Delaware limited liability company, is the sole manager of Q-FPP (VII) Subsidiary, LLC (“Q-FPP Sub”) and as such has the sole voting and dispositive power over the securities held by Q-FPP Sub and therefore, may be deemed to be the beneficial owner of these securities. QEM VII, LLC (“QEM VII”) is the managing member of Q-FPP and therefore, QEM VII and Q-FPP may also be deemed to share voting and dispositive power over these securities and QEM VII may also be deemed to be the beneficial owner of these securities. Any decision taken by QEM VII to direct the vote and to direct the disposition of the securities held by Q-FPP Sub has to be approved by a majority of the members of the QEM VII investment committee, which majority must include S. Wil VanLoh, Jr. and Dheeraj Verma. Therefore, Messrs. VanLoh and Verma may be deemed to share voting and dispositive power over these securities and may also be deemed to be the beneficial owner of these securities. Furthermore, Mr. VanLoh may be deemed to beneficially own an additional 7,292,663 shares held by affiliates of Q-FPP Sub prior to the Transaction, which are not offered hereby. Each of Messrs. VanLoh and Verma and Q-FPP and QEM VII disclaims beneficial ownership of such securities in excess of his or its pecuniary interest in the securities. The principal address of each of Q-FPP, Q-FPP Sub, QEM VII and Messrs. VanLoh and Verma is 800 Capitol Street, Suite 3600, Houston, TX 77002.

(12)

Includes approximately 40 other stockholders not otherwise listed above, none of which currently owns more than ..25% of the Company’s common stock. Collectively, these stockholders own approximately .92% of the Company’s common stock. Includes 210,117 shares held in escrow pursuant to an escrow agreement between Double Eagle III Midco 2 LLC, Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Company and Continental Stock Transfer & Trust Company.

DESCRIPTION OF CAPITAL STOCK

General

We are incorporated in the State of Delaware. The rights of our capital stock are generally covered by Delaware law and our certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.

The following sections describe the general terms of our capital stock, including preferred stock that may be issued without the vote of our common stock. This is a summary and does not purport to be complete. References to our certificate of incorporation and bylaws mean our certificate of incorporation and bylaws as each has been amended and restated from time to time. Our certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof) are incorporated by reference or filed as exhibits hereto, and amendments or restatements of each will be filed with the SEC in future periodic or current reports in accordance with SEC rules.

Authorized Capital Stock

Our authorized capital stock consists of 600,000,000 shares of stock, including:

•	500,000,000 shares of common stock, $0.01 par value per share; and

•	100,000,000 shares of preferred stock, $0.01 par value per share, including 500,000 shares that are designated (but not issued) as Series A Junior Participating Preferred Stock.

Common Stock

This section describes the general terms of our common stock. For more detailed information about the rights of our common stock, you should refer to our certificate of incorporation and bylaws and the applicable provisions of Delaware law, including the DGCL.

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our stockholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our certificate of incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends lawfully declared by our board of directors (the “Pioneer Board”). If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of our common stock are fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized common stock as authorized by the Pioneer Board from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If we designate or issue a new series of preferred stock, we will file a copy of the certificate of designations that contains the terms of that series with the SEC. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

The Pioneer Board has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of common stockholders. With respect to each series of our preferred stock, the Pioneer Board has the authority to fix the terms of such series, including, without limitation, the following:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder of such shares for each share owned if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

A preferred stockholder’s rights with respect to such holder’s shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue will be fully paid and nonassessable and will not be entitled to preemptive rights unless specified in the applicable certificate of designations and prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although the Pioneer Board is required to make any determination to issue any preferred stock based on its judgment as to the best interests of us and our common stockholders, the Pioneer Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The Pioneer Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Our certificate of incorporation provides, as authorized by Section 102(b)(7) of the DGCL, that a director of Pioneer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•

the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•

the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Certain Certificate of Incorporation and Bylaws Provisions

Advance Notice for Stockholder Proposals and Director Nominations

Our certificate of incorporation and bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the Pioneer Board. Generally, the advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 60 days before the scheduled date of the annual meeting of our stockholders or, if later, ten days after the first public notice of the annual meeting is sent to our stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our certificate of incorporation and bylaws. This requirement is in addition to those set forth in the regulations adopted by the SEC under the Exchange Act.

Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of the board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws and subject to the other terms and conditions set forth in the bylaws.

Election of Directors; Majority Voting in Uncontested Elections

Our certificate of incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three or more than 21.

Our certificate of incorporation provides that all directors are to be elected annually. Our bylaws provide for the election of directors by the majority of votes cast by stockholders in uncontested elections and by plurality vote in contested elections. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Pioneer Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election in an uncontested election, the Pioneer Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Pioneer Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Pioneer Board accepts the resignation, the Pioneer Board may fill the vacancy in accordance with our bylaws or may decrease the size of the Pioneer Board.

Our certificate of incorporation and bylaws provide that vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director.

No Stockholder Action by Written Consent

Our certificate of incorporation provides that stockholders may not act by written consent in lieu of a meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called by the Pioneer Board, but may not be called by our stockholders.

Fair Price Provision

Our certificate of incorporation also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of our outstanding capital stock, referred to as a “related person.” The “fair price” provision requires the affirmative vote of the holders of:

•	at least 80% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors, and

•	at least 66 2/3% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors that is not beneficially owned by the related person to approve certain transactions between the related person and us or our subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of our assets or our subsidiaries having a fair market value of at least $10 million, any transfer or issuance of our securities or our subsidiaries’ securities, any adoption of a plan or proposal by us of our voluntary liquidation or dissolution, certain reclassifications of our securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

•	any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

•

the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

•	not less in amount than the highest per share price paid by the related person for shares of such class or series; and

•	any transaction approved by our continuing directors.

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that do not satisfy the “fair price” criteria.

Exclusive Forum for Adjudication of Disputes

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of Pioneer to Pioneer or its stockholders, (c) any action against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, or (d) any action against us or any director, officer, other employee or agent of Pioneer asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws, in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) having personal jurisdiction over the indispensable parties named as defendants therein. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or U.S. securities laws in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers or against Pioneer. Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that either or both of the provisions are inapplicable for a particular claim or action or are unenforceable.

Amendments

In addition to any other vote required by law, the provisions of our certificate of incorporation relating to the limitation of actions taken by written consent and the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock entitled to vote generally in the election of directors.

Our bylaws may be amended by the Pioneer Board or by the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of our outstanding capital stock entitled to vote in the election of directors.

Potential Anti-Takeover Effect

Certain of the foregoing provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange. The trading symbol for our common stock is “PXD.”

PLAN OF DISTRIBUTION

The offered shares are being registered to permit the Selling Stockholders (which as used herein means the entities listed in the table included in “Selling Stockholders” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale) to offer and sell the offered shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the offered shares. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The Selling Stockholders may use any one or more of the following methods when disposing of the offered shares or interests therein:

•	on the New York Stock Exchange or any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	distributions to members, general partners and limited partners;

•	short sales effected after the date the Registration Statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of common stock at a stipulated price per security; and

•	a combination of any such methods of sale or by any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Stockholder may, from time to time, pledge or grant a security interest in some of the shares of common stock owned by it and, if the Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our common stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. A Selling Stockholder may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of common stock will be the purchase price of the common stock less discounts and commissions, if any.

In offering the common stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

Under the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the Selling Stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.

We cannot assure you that the Selling Stockholders will sell all or any portion of the common stock registered pursuant to this Registration Statement.

Any Selling Stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

The validity of the common stock will be passed upon for us and for the Selling Stockholders by Vinson & Elkins LLP, Dallas, Texas. If any legal matters relating to offerings made in connection with this prospectus are passed upon for any agents, dealers or underwriters, such counsel will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Parsley Energy, Inc. as of and for the year ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Parsley Energy, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2020, incorporated by reference in this prospectus are based upon reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. with respect to our major properties. The reserve audit conducted by Netherland, Sewell & Associates, Inc. in the aggregate represented 89% of our estimated proved quantities of reserves as of December 31, 2020. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

Registration fee		$354,985.70
Accountant’s fees and expenses		*
Printing expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

*	Estimated expenses not currently known.

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(j) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Amended and Restated Certificate of Incorporation

Article Twelfth of our amended and restated certificate of incorporation, as amended, provides that each person who at any time is or was our director or officer, or any person who, while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person from Pioneer as, and to the fullest extent, permitted by the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. Any repeal or modification of Article Twelfth of our amended and restated certificate of incorporation, as amended, shall be prospective only, and shall not limit the rights of any director or officer or our obligations with respect to any claim arising from the services of such director or officer in the capacities described above prior to any such repeal or amendment of Article Twelfth. Article Twelfth further provides that, in the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred in Article Twelfth of our amended and restated certificate of incorporation, as amended, are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Article Thirteenth of our amended and restated certificate of incorporation, as amended, provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Thirteenth does not eliminate or limit the liability of a director (1) for any breach of such director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Furthermore, any repeal or modification of Article Thirteenth of our amended and restated certificate of incorporation, as amended, by our stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain of our officers (each, an “Indemnitee”). Each indemnification agreement requires us to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that we must indemnify the Indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require us to advance expenses in defending such an action provided that the Indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from us. We will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on our board of directors or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require us to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require us to continue directors’ and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director or officer, and they obligate us to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of us. The indemnification agreements also limit the period in which we can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

D&O Liability Insurance

We maintain directors’ and officers’ liability insurance.

The above discussion of Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation, as amended, the indemnification agreements and our maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Pioneer, dated June 26, 1997, and Certificate of Amendment of the Amended and Restated Certificate of Incorporation, effective May 18, 2012 (incorporated by reference to Exhibit 3.1 to Pioneer’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-13245).

3.2	Sixth Amended and Restated Bylaws of Pioneer 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, File No. 1-13245).

4.1	Form of Certificate of Common Stock, par value $.01 per share, of Pioneer (incorporated by reference to Exhibit 4.1 to Pioneer’s Registration Statement on Form S-4 (Amendment No. 2), dated June 26, 1997, Registration No. 333-26951).

4.2	Registration Rights Agreement, dated as of May 4, 2021, by and between Pioneer and the stockholders named therein (incorporated by reference to Exhibit 10.1 to Pioneer’s Current Report on Form 8-K filed with the SEC on May 4, 2021).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the common stock to be registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney for Pioneer (included on Pioneer’s signature page to this Registration Statement).

*	Filed herewith.
**

To be filed, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 19, 2021.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Neal H. Shah
Neal H. Shah
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Neal H. Shah, Richard P. Dealy, Mark H. Kleinman and Margaret M. Montemayor, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Sheffield Scott D. Sheffield	Director and Chief Executive Officer (principal executive officer)	May 19, 2021

/s/ Neal H. Shah Neal H. Shah	Senior Vice President and Chief Financial Officer (principal financial officer)	May 19, 2021

/s/ Margaret M. Montemayor Margaret M. Montemayor	Vice President and Chief Accounting Officer (principal accounting officer)	May 19, 2021

/s/ J. Kenneth Thompson J. Kenneth Thompson	Chairman of the Board, Director	May 19, 2021

/s/ A.R. Alameddine A.R. Alameddine	Director	May 19, 2021

/s/ Edison C. Buchanan Edison C. Buchanan	Director	May 19, 2021

/s/ Matthew Gallagher Matthew Gallagher	Director	May 19, 2021

/s/ Phillip A. Gobe Phillip A. Gobe	Director	May 19, 2021

/s/ Larry R. Grillot Larry R. Grillot	Director	May 19, 2021

/s/ Stacy P. Methvin Stacy P. Methvin	Director	May 19, 2021

/s/ Royce W. Mitchell Royce W. Mitchell	Director	May 19, 2021

/s/ Frank A. Risch Frank A. Risch	Director	May 19, 2021

/s/ Phoebe A. Wood Phoebe A. Wood	Director	May 19, 2021

/s/ Michael D. Wortley Michael D. Wortley	Director	May 19, 2021